UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by Registrant [x]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement

[ ] Confidential for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[x] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Under Rule 14a-12

DANIMER SCIENTIFIC, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

[x] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

[ ] Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

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(4) Date Filed:

DANIMER SCIENTIFIC, INC.

140 Industrial Boulevard

Bainbridge, GA 39817

September 23, 2024

To Our Stockholders:

On behalf of the Board of Directors of Danimer Scientific, Inc., I cordially invite you to participate in a Special Meeting of Stockholders to be held on October 23, 2024, at 11:00 a.m., Eastern Time. The Special Meeting will be conducted in a virtual-only meeting format via live webcast. Information on how to participate in this Special Meeting can be found on page 4. Stockholders will not be able to attend the Special Meeting in-person.

The accompanying Notice of Meeting and Proxy Statement contain details of the business to be conducted at the Special Meeting.

The Proxy Statement and form of proxy card are available at https://www.cstproxy.com/danimerscientific/sm2024.

REGARDLESS OF WHETHER YOU PLAN TO PARTICIPATE IN THE SPECIAL MEETING VIRTUALLY, I URGE YOU TO VOTE BY RETURNING YOUR COMPLETED PROXY CARD OR VOTING VIA THE INTERNET AS DESCRIBED IN THIS PROXY STATEMENT AND THE PROXY CARD AS SOON AS POSSIBLE.

YOUR VOTE IS IMPORTANT AND WILL BE GREATLY APPRECIATED. RETURNING YOUR COMPLETED PROXY CARD OR VOTING VIA THE INTERNET AS DESCRIBED IN THIS PROXY STATEMENT AND THE PROXY CARD WILL ENSURE THAT YOUR VOTE IS COUNTED IF YOU DECIDE NOT TO PARTICIPATE IN THE SPECIAL MEETING VIRTUALLY.

On behalf of our Board of Directors, we would like to express our appreciation for your continued support of and interest in Danimer Scientific, Inc.

Cordially,

DANIMER SCIENTIFIC, INC.

Richard J. Hendrix
Chairman of the
Board of Directors

DANIMER SCIENTIFIC, INC.

Notice of Special Meeting of Stockholders

To Be Held on October 23, 2024

To Our Stockholders:

You are cordially invited to participate in a Special Meeting of Stockholders, and any adjournments or postponements thereof (“Meeting” or “Special Meeting”), of Danimer Scientific, Inc. (“Company” or “Danimer”), which will be held on October 23, 2024, at 11:00 a.m., Eastern Time, in a virtual-only meeting format via live webcast, for the following purposes:

1.
To approve an amendment and restatement of Danimer’s Fifth Amended and Restated Certificate of Incorporation (the “Existing Certificate of Incorporation”) to effect, at the discretion of the Board of Directors, a reverse stock split of all outstanding shares of the Company’s Class A common stock, par value $0.0001 per share (“Common Stock”), into a lesser number of shares of Common Stock at a ratio in a range of 1-for-20 to 1-for-40 (“Range”), with the ratio within such Range to be determined at the discretion of the Board of Directors without further approval or authorization of our stockholders and included in a public announcement (“Reverse Stock Split”) and such amended and restated certificate of incorporation (“Proposal 1” or “Reverse Stock Split Proposal”).
2.
To transact such other business as may properly come before the Meeting, including to consider any procedural matters incident to the conduct of the Meeting, such as a postponement in order to solicit additional proxies to vote in favor of the matters presented at the Meeting.

Stockholders of record at the close of business on September 20, 2024, are entitled to notice of and to vote at the Meeting.

The Board of Directors has determined to convene and conduct the Meeting in a virtual-only meeting format via live webcast at https://www.cstproxy.com/danimerscientific/sm2024. Stockholders will not be able to attend the special meeting in-person. Information on how to participate in this year’s Meeting can be found on page 4.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to Be Held on October 23, 2024: The Company anticipates commencing mailing of this Proxy Statement and the Proxy Card to stockholders on or about September 25, 2024. This Notice of Special Meeting, Proxy Statement and form of proxy card are also available at https://ir.danimerscientific.com.

YOUR VOTE IS IMPORTANT. PLEASE SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE OR VOTE VIA THE INTERNET AS DESCRIBED IN THIS PROXY STATEMENT AND THE PROXY CARD TO ENSURE THAT YOUR VOTE IS COUNTED.

By Order of the Board of Directors

Stephen A. Martin
Corporate Secretary
September 23, 2024

DANIMER SCIENTIFIC, INC.

140 Industrial Boulevard

Bainbridge, GA 39817

PROXY STATEMENT

SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON

October 23, 2024

INTRODUCTION

Proxy Solicitation and General Information

This proxy statement (“Proxy Statement”) and the enclosed form of proxy card (“Proxy Card”) are being furnished to the holders of Class A common stock, par value $0.0001 per share (“Common Stock”), of Danimer Scientific, Inc., a Delaware corporation (which is sometimes referred to in this Proxy Statement as “Danimer,” “Company,” “we,” “our” or “us”), in connection with the solicitation of proxies by our Board of Directors (“Board”) for use at the Special Meeting of Stockholders to be held on October 23, 2024, at 11:00 a.m., Eastern Time, and at any adjournments or postponements thereof (“Meeting” of “Special Meeting”). The Meeting will be a virtual-only meeting of stockholders, that will be conducted via live webcast. Information on how to participate in this year’s Meeting can be found on page 4. The Company anticipates commencing mailing of this Proxy Statement and the Proxy Card to stockholders on or about September 25, 2024.

At the Meeting, stockholders will be asked:

1.
To approve an amendment and restatement of Danimer’s Fifth Amended and Restated Certificate of Incorporation (the “Existing Certificate of Incorporation”) to effect, at the discretion of the Board of Directors, a reverse stock split of all outstanding shares of Common Stock into a lesser number of shares of Common Stock at a ratio in a range of 1-for-20 to 1-for-40 (“Range”), with the ratio within such Range to be determined at the discretion of the Board of Directors without further approval or authorization of our stockholders and included in a public announcement (“Reverse Stock Split”) and such amended and restated certificate of incorporation (“Proposal 1” or “Reverse Stock Split Proposal”).
2.
To transact such other business as may properly come before the Meeting, including to consider any procedural matters incident to the conduct of the Meeting, such as a postponement in order to solicit additional proxies to vote in favor of the matters presented at the Meeting.

The Board has fixed the close of business on September 20, 2024, as the record date (“Record Date”) for the determination of stockholders entitled to notice of and to vote for the matters presented at the Meeting. Each such stockholder will be entitled to one vote for each share of Common Stock held on all matters to come before the Meeting and may vote by (a) visiting the Internet site listed on the Proxy Card, or (b) submitting your Proxy Card by mail by using the provided self-addressed, stamped envelope. Voting via the Internet or submitting a Proxy Card will not prevent you from voting virtually at the Meeting, but it will help to secure a quorum and avoid added solicitation costs.

Proxies and Voting

Whether or not you expect to participate in the virtual-only Meeting, the Board urges stockholders to submit a proxy to vote your shares in advance of the Meeting by (a) visiting https://www.cstproxy.com/danimerscientific/sm2024 and following the on screen instructions (please have your proxy card with you when you access the webpage), or (b) submitting your Proxy Card by mail by using the provided self-addressed, postage-prepaid envelope. Submitting a proxy to vote your shares will not prevent you from revoking a previously submitted proxy or changing your vote as described below.

Unless revoked, a proxy will be voted at the virtual-only Meeting in accordance with the stockholder’s indicated instructions. In the absence of instructions, the shares will be voted FOR the Reverse Stock Split Proposal (Proposal 1).

Voting

Most beneficial owners whose stock is held through a bank, broker or other nominee (i.e., held in “street name”) do not receive the Proxy Card. Instead, they receive voting instruction forms or proxy ballots from their bank, broker or other agent. Beneficial owners should follow the instructions on the voter instruction form or proxy ballot they receive from their bank, broker or other agent.

The Board has selected each of Stephen E. Croskrey and Michael A. Hajost to serve as “Proxyholders” for the Meeting.

Revocation of Proxy

A stockholder may change or revoke a previously submitted proxy at any time before the Meeting by: (a) delivering written notice to us at Danimer Scientific, Inc., 140 Industrial Boulevard, Bainbridge, GA 39817, c/o Stephen A. Martin, Chief Legal Officer and Corporate Secretary; (b) duly executing and delivering a Proxy Card bearing a later date; or (c) by voting again by using the Internet voting options described in this Proxy Statement and the Proxy Card. If a stockholder’s shares are held in “street name”, any changes need to be made through the stockholder’s bank, broker or other nominee. A stockholder’s last vote will be the vote that is counted. Unless properly revoked, a proxy will be voted at the virtual-only Meeting in accordance with the stockholder’s indicated instructions. Attendance at the Meeting will not in and of itself constitute a revocation of a proxy.

Voting on Other Matters

The Board knows of no matters that are expected to be brought before the Meeting other than as set forth in the Notice of Meeting. If any other matters properly come before the Meeting, the persons named in the enclosed Proxy Card or their substitutes will vote in accordance with their best judgment on such matters.

Record Date; Shares Outstanding and Entitled to Vote

Only stockholders as of the close of business on September 20, 2024 are entitled to notice of and to vote at the Meeting. As of the Record Date, there were 120,771,640 shares of Common Stock outstanding and entitled to vote, with each share entitled to one vote. See “Beneficial Ownership of Company Common Stock By Directors, Officers and Principal Stockholders” for information regarding the beneficial ownership of Common Stock by our current directors, executive officers and stockholders known to us to beneficially own five percent (5%) or more of the outstanding shares of Common Stock.

Quorum; Required Votes

The presence, virtually or by duly authorized proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote constitutes a quorum for this Meeting.

Abstentions and “broker non-votes” are counted as present for purposes of determining whether a quorum exists. A “broker non-vote” occurs when a nominee such as a bank, broker or other agent holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received voting instructions from the beneficial owner.

Under the rules of various national and regional securities exchanges, nominees have such discretion to vote absent instructions with respect to certain “routine” matters, including the Reverse Stock Split Proposal.

Each share of Common Stock entitles the holder to one vote on each matter presented for stockholder action. The affirmative vote of the majority of votes cast by stockholders in attendance virtually or represented by proxy at the Meeting and entitled to vote thereon will be required for the approval of the Reverse Stock Split Proposal (Proposal 1). Abstentions and “broker non-votes” will have no effect on Proposal 1, as neither abstentions nor “broker non-votes” are votes cast.

We will appoint an inspector of elections to tabulate votes at the Meeting.

Proxy Solicitation; Expenses

Danimer will bear the costs of the solicitation of proxies for the Meeting. Our directors, officers and employees may solicit proxies from stockholders by mail, telephone, telegram, e-mail, personal interview or otherwise. Such directors, officers and employees will not receive additional compensation but may be reimbursed for out-of-pocket expenses in connection with such solicitation. In addition, the Company has retained Sodali & Co. (“Sodali & Co.”) to assist in soliciting proxies on our behalf in connection with the Meeting. We have agreed to pay Sodali & Co. a fixed fee of $15,000, plus fees for soliciting stockholders by telephone, if such solicitations are undertaken, and reasonable costs and expenses for these services. If stockholders need assistance with casting or changing their vote, they should contact Sodali & Co. at 1-800-662-5200. Brokers, nominees, fiduciaries and other custodians have been requested to forward soliciting material to the beneficial owners of Common Stock held of record by them and such parties will be reimbursed for their reasonable expenses.

List of Stockholders

In accordance with the Delaware General Corporation Law (“DGCL”), a list of stockholders entitled to vote at the Meeting will be available for ten days prior to the Meeting, for any purpose germane to the Meeting, between the hours of 9:00 a.m. and 4:00 p.m., local time, at our offices at 140 Industrial Boulevard, Bainbridge, GA 39817.

Voting Confidentiality

Proxy Cards, ballots and voting tabulations are handled on a confidential basis to protect your voting privacy. This information will not be disclosed to unrelated third parties except as required by law.

Appraisal Rights

Stockholders will have no rights of appraisal under the DGCL in connection with the proposals to be considered at the Meeting.

PLEASE COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY CARD OR VOTE VIA THE INTERNET AS DESCRIBED IN THIS PROXY STATEMENT AND THE PROXY CARD TO ENSURE THAT YOUR STOCK WILL BE REPRESENTED. YOUR ATTENDANCE AT the meeting will not in and of itself constitute a revocation of YOUR PRIOR VOTE.

QUESTIONS AND ANSWERS

Although we encourage you to read the enclosed Proxy Statement in its entirety, we have included this Questions and Answers section to provide some background information and brief answers to questions that you might have about the Special Meeting.

Q: Why am I receiving these materials?

A: We have distributed these materials to you in connection with our solicitation of proxies for use at the Special Meeting, which will take place virtually on October 23, 2024, at 11:00 a.m., Eastern Time. As a Danimer stockholder as of the Record Date, you are invited to attend the Special Meeting and are entitled to and requested to vote on the items of business described in the Proxy Statement.

Q: Who pays for the expenses of soliciting proxies and what are the means of solicitation?

A: The expenses associated with the Company’s solicitation of proxies for the Special Meeting are to be paid by the Company. Such solicitation of proxies may be made by means of personal calls to, or telephonic, facsimile or electronic communications with, stockholders or their representatives by our directors, officers and employees, who will not be specially compensated for such services. Solicitation of proxies may also be made by our proxy solicitor, Sodali & Co., and the Company will bear all costs associated with any such solicitations. We may, on request, reimburse brokerage firms and other nominees for their expenses in forwarding proxy materials to beneficial owners.

Q: How can I attend the Special Meeting?

A: The Special Meeting will be a completely virtual meeting of stockholders, which we believe provides the opportunity for participation by a broader group of stockholders while reducing the environmental impact and the costs associated with in-person meetings.

How you may attend the Special Meeting and vote depends on whether you are a registered stockholder or a “street name” stockholder. If your status is unclear, please email proxy@continentalstock.com, no later than October 21, 2024, at 11:59 p.m., Eastern Time, to confirm.

If you are a registered stockholder: To attend the meeting, visit https://www.cstproxy.com/danimerscientific/sm2024 where you will be asked to enter the control number located on your Proxy Card. To vote, visit https://www.cstproxy.com/danimerscientific/sm2024, where you will be asked to enter the control identification number located on your Proxy Card.

If you are a “street name” stockholder (that is, if your shares are held at a bank, brokerage or other institution): You must email proxy@continentalstock.com, no later than October 22, 2024, at 11:59 p.m., Eastern Time, for verification by the Company. Following verification, you will receive a control identification number. To attend the meeting, visit https://www.cstproxy.com/danimerscientific/sm2024, where you will be asked to enter the code you received from us. To vote, visit https://www.cstproxy.com/danimerscientific/sm2024, where you will be asked to enter the control identification number located on your Proxy Card, received from your bank, brokerage or other applicable institution.

Prior to the meeting, you may submit questions relating to the proposal by emailing ir@danimer.com, no later than October 22, 2024, at 11:59 p.m., Eastern Time. We will review these questions and answer as many as possible in the time allotted for the meeting.

The Special Meeting webcast will begin promptly at 11:00 a.m., Eastern Time, on October 23, 2024. We encourage you to access the meeting prior to the start time. Online check-in will begin at approximately 10:45 a.m., Eastern Time. You should allow ample time for the check-in procedures.

Q: Who is entitled to vote at the Special Meeting?

A: Stockholders who our records show owned shares of Danimer as of the close of business on the Record Date may vote at the Special Meeting. On the Record Date, we had 120,771,640 shares of Common Stock outstanding. The stock transfer books will not be closed between the Record Date and the date of the Special Meeting.

Q: What is the difference between holding shares as a registered stockholder and as a “street name” stockholder?

A: Registered Stockholder. If your shares are registered directly in your name with Danimer’s transfer agent, you are considered the registered stockholder with respect to those shares, and the Proxy Statement was provided to you directly. As a registered stockholder, you have the right to grant your voting proxy directly to the individuals listed on a Proxy Card or to vote at the Special Meeting.

“Street Name” Stockholders. If your shares are held by a broker, bank or other nominee, you are considered the beneficial owner of shares held in “street name” and the Proxy Statement should be forwarded to you by your broker, bank or other applicable institution, who is considered, with respect to those shares, the registered stockholder. As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote your shares. Beneficial owners are also invited to attend the Special Meeting. However, since you are not the registered stockholder, you may not vote your shares at the Special Meeting unless you obtain a legal proxy from your broker, bank or other nominee.

Q: What is the proposal that I am being asked to consider at the upcoming Special Meeting?

A: The proposal to be considered and acted upon at the Special Meeting is to approve an amendment to effect, at the discretion of our Board, a reverse stock split of all outstanding shares of Common Stock into a lesser number of shares of the Company’s Common Stock, at a ratio in a range of 1-for-20 to 1-for-40, with the ratio within such Range to be determined at the discretion of the Board without further approval or authorization of our stockholders and included in a public announcement.

The effectiveness or abandonment of the Reverse Stock Split will be determined by the Board as permitted under Section 242(c) of the General Corporation Law of the State of Delaware.

Q: How does the Board recommend I vote on this proposal?

A: The Board recommends a vote “FOR” the Reverse Stock Split Proposal (Proposal 1).

Q: Why is Danimer seeking to implement a reverse stock split?

A: Our Common Stock is publicly traded and listed on the New York Stock Exchange (“NYSE”) under the symbol “DNMR.” NYSE requires that the average per share closing price our Common Stock not be less than $1.00 over any consecutive 30 trading-day period. We were notified of our non-compliance with this requirement by the NYSE on May 21, 2024.

Our Board has determined that the proposed Sixth Amended and Restated Certificate of Incorporation (“Proposed Certificate of Incorporation”) to effect the Reverse Stock Split is likely necessary to promote the continued listing of our Common Stock on the NYSE. Our Board of Directors believes that the Reverse Stock Split will increase the market price of our Common Stock above the minimum closing price required to avoid the delisting of our Common Stock from the NYSE. In addition, a higher stock price may, among other things, increase the attractiveness of our Common Stock to the investment community. Pursuant to the DGCL, the Proposed Certificate of Incorporation must be approved by the Board and submitted to stockholders for approval. Our Board approved the Proposed Certificate of Incorporation on September 9, 2024, and is requesting your proxy to vote “FOR” the Reverse Stock Split Proposal (Proposal 1).

Q: What are the consequences of being delisted from the NYSE?

A: If we are delisted from the NYSE, we may be forced to seek to be traded on the Over-the-Counter (“OTC”) Bulletin Board or the “pink sheets,” which would require our market makers to request that our Common Stock be so listed. There are a number of negative consequences that could result from our delisting from the NYSE, including, but not limited to, the following:

•
the occurrence of a “Fundamental Change” under the Indenture governing our 3.250% convertible senior notes due 2026 (“Convertible Notes Indenture”), in which case the holders of the convertible notes, of which there is approximately $232 million principal amount outstanding as of September 20, 2024, could require us to repurchase their convertible notes at a purchase price equal to the principal amount of and any accrued and unpaid interest on such convertible notes;
•
the occurrence of such a Fundamental Change could also result in cross-defaults under each of our $130 million senior secured term loan (the “Senior Secured Term Loan”) and our $20 million asset-based credit and security agreement (“Revolving Credit Agreement”) with Mountain Ridge Capital;
•
the liquidity and market price of our Common Stock may be negatively impacted;
•
our access to capital may be reduced, causing us to have less flexibility in responding to our capital requirements;
•
our institutional investors may be less interested in or prohibited from investing in our Common Stock, which may cause the market price of our Common Stock to decline;

•
we will no longer be deemed a “covered security” under Section 18 of the Securities Act of 1933, as amended, and, as a result, we will lose our exemption from state securities regulations, making the granting of stock options and other equity incentives to our employees more difficult; and
•
if our stock is traded as a “penny stock,” transactions in our stock would be more difficult and cumbersome.

Q: What would be the principal effects of a Reverse Stock Split?

A: If approved, the Reverse Stock Split will have the following effects:

•
the market price of our Common Stock immediately upon effect of the Reverse Stock Split is expected to increase substantially over the market price of our Common Stock immediately prior to the Reverse Stock Split;
•
the number of outstanding shares of Common Stock will be combined into a lesser number of shares of Common Stock based on the reverse stock split ratio selected by the Board in its discretion (except for the effect of eliminating fractional shares);
•
the total number of shares of Common Stock issued and outstanding will be reduced based on the reverse stock split ratio selected by the Board in its discretion (except for the effect of eliminating fractional shares);
•
there will be a proportionate reduction in the remaining number of shares of Common Stock available for issuance under the Equity Plans (as defined herein) (except for the effect of eliminating fractional shares);
•
there will be a proportionate reduction in the number of shares of Common Stock subject to outstanding equity awards under the Equity Plans and, in the case of outstanding stock options, a proportionate increase in the exercise per share of such options (except for the effect of eliminating fractional shares and rounding up of exercise prices to the nearest whole cent);
•
any stock price targets related to an outstanding award under the Equity Plans will be increased proportionately to reflect the Reverse Stock Split;
•
Warrants (as defined herein) will be proportionately adjusted to reflect the Reverse Stock Split, including the number of shares purchasable upon exercise of the Warrants and their exercise prices per share (except for the effect of eliminating fractional shares), in each case in accordance with the terms of the respective warrant agreements; and
•
the conversion rate for our convertible notes, and thus the number of shares of Common Stock issuable upon exercise of convertible notes, will be proportionately decreased to reflect the Reverse Stock Split (except for the effect of eliminating fractional shares).

Additionally, we expect that effecting the Reverse Stock Split will allow us to regain compliance with the NYSE's minimum share price rule and avoid delisting of our Common Stock from the NYSE.

Q: If stockholders approve the Reverse Stock Split Proposal (Proposal 1), will a Reverse Stock Split be implemented?

A: Not necessarily. Our Board reserves the right to abandon the Reverse Stock Split even if approved by stockholders.

Q: Are my pre-split stock certificates still good after the Reverse Stock Split? Do I need to exchange them for new stock certificates?

A: As of the effective date of the Reverse Stock Split, each certificate representing pre-split shares of Common Stock will, until surrendered and exchanged, be deemed to represent only the relevant number of post-split shares of Common Stock and the right to receive the amount of cash for any fractional shares as a result and at the time of the Reverse Stock Split. As soon as practicable after the effective date of the Reverse Stock Split, our transfer agent, Continental Stock Transfer and Trust Company, will mail you a letter of transmittal. Upon receipt of your properly completed and executed letter of transmittal and your stock certificate(s), you will be issued the appropriate number of shares of Common Stock (including appropriate legends, if applicable) electronically in book-entry form, as determined by Danimer.

You may contact our transfer agent, Continental Stock Transfer and Trust Company, Monday through Friday between 8:30 a.m. and 5:30 p.m., Eastern Time, by telephone at (800) 509-5586 or (212) 509-4000 or via email at cstmail@continentalstock.com, if you have lost your stock certificate or need to change your mailing address.

Q: What happens to any fractional shares resulting from the Reverse Stock Split?

A: If you would be entitled to receive fractional shares as a result of the Reverse Stock Split because you hold a number of shares of Common Stock before the Reverse Stock Split that is not evenly divisible (in other words, it would result in a fractional interest following the reverse stock split), you will be entitled, upon surrender of certificate(s) representing your shares, to a cash payment in lieu of the fractional shares without interest.

Q: What if I hold some or all of my shares electronically in book-entry form? Do I need to take any action to receive post-split shares?

A: If you hold shares of our Common Stock in book-entry form (that is, you do not have stock certificates evidencing your ownership of our Common Stock but instead received a statement reflecting the number of shares registered in your account), you do not need to take any action to receive your post-split shares or any cash payment in lieu of any fractional share interest.

Q: What happens to equity awards under Danimer's existing equity incentive plans and employee stock purchase plan as a result of the Reverse Stock Split?

A: Each outstanding equity award under Danimer's existing equity incentive plans and employee stock purchase plan (the “Equity Plans”) will be adjusted so that the number of shares of Common Stock subject to such award is combined upon the effective date of the Reverse Stock Split by the Reverse Stock Split ratio, selected by the Board in its discretion (rounded down to the nearest whole share as discussed in the last sentence below). In addition, the exercise price of outstanding stock options and stock appreciation rights will be adjusted by the Reverse Split Stock ratio, selected by the Board in its discretion, rounded up to the nearest whole cent. As a result, the intrinsic value of all outstanding equity awards will remain approximately the same following the Reverse Stock Split. No fractional shares will be issued pursuant to the Equity Plans following the Reverse Stock Split. Therefore, if the number of shares subject to an outstanding equity award immediately before the Reverse Stock Split is not evenly divisible so that the Reverse Stock Split would otherwise result in a fractional interest, the number of shares of Common Stock issuable pursuant to such equity award will be rounded down to the nearest whole share.

Q: How do I vote?

A: You may vote “FOR,” “AGAINST” or “ABSTAIN” for the proposal.

Registered Stockholders: Registered stockholders may vote by one of the following methods:

•
At the Special Meeting. Stockholders who attend the Special Meeting may vote at the Meeting. Please see “How can I attend the Special Meeting?” above for further information;
•
By Mail. If printed copies of the proxy materials were mailed to you, you can complete, sign and date the Proxy Card and return it in the prepaid envelope provided; or
•
Online. Stockholders of record with internet access may submit proxies via the internet by following the “Vote by Internet” instructions described in the Notice.

Please note that online voting facilities for registered stockholders will close at 11:59 p.m., Eastern Time, on October 22, 2024.

“Street Name” Stockholders: If your shares are held by a broker, bank or other nominee, you should have received instructions from your broker, bank or other nominee on how to vote or instruct your broker, bank or other nominee to vote your shares. Please follow their instructions carefully. Also, please note that if the holder of record of your shares is a broker, bank or other nominee and you wish to vote at the Special Meeting, you must request and obtain a legal proxy from your broker, bank or other nominee.

“Street name” stockholders may generally vote by one of the following methods:

•
By Mail. If printed copies of the proxy materials were mailed to you, you may vote by signing, dating and returning your voting instruction card in the enclosed pre-addressed envelope provided to you;
•
By Methods Listed on Voting Instruction Card. Please refer to your voting instruction card or other information provided by your bank, broker or other nominee to determine whether you may vote by telephone or electronically on the internet, and follow the instructions on the voting instruction card or other information provided by the record holder; or
•
At the Special Meeting with a Proxy from the Record Holder. A “street name” stockholder who wishes to vote at the Special Meeting will need to obtain a legal proxy from his or her broker, bank or other nominee.

Please consult the voting instruction card provided to you by your broker, bank or other nominee to determine how to obtain a legal proxy in order to vote at the Special Meeting.

Q: How many votes do I have?

A: On each matter to be voted upon, you have one vote for each share of Common Stock you own as of the Record Date.

Q: Will there be any other items of business on the agenda?

A: We do not know of any business expected to be considered at the Special Meeting other than the proposal described in the Proxy Statement. However, if any other business is properly presented at the Special Meeting pursuant to guidelines described in our bylaws, the accompanying proxy gives discretionary authority to the persons named on the proxy with respect to any other matters that might be brought before the Special Meeting. Such matters include, among other things, consideration of a motion to adjourn the Special Meeting to another time or place, including without limitation, for the purpose of soliciting additional proxies.

Q: If I submit a proxy, how will it be voted?

A: When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Special Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, however, and you sign and return your Proxy Card with no further instructions, the shares will be voted in accordance with the recommendation of the Board, which is “FOR” the Reverse Stock Split Proposal (Proposal 1).

Q: Can I change my vote after submitting my proxy?

A: Yes. You can revoke your proxy at any time before the final vote at the Special Meeting. If you are the record holder of your shares, you may revoke your proxy in any of the following ways:

•
submit another properly completed Proxy Card with a later date;
•
send a written notice that you are revoking your proxy to Danimer Scientific, Inc., Attention: Corporate Secretary, 140 Industrial Boulevard, Bainbridge, Georgia 39817;
•
vote again on a later date online (only your latest online proxy submitted prior to the Special Meeting will be counted); or
•
attend the Special Meeting and vote (attendance at the Special Meeting will not by itself revoke a previously granted proxy).

If you are a beneficial owner of shares held in “street name”, you may change your vote:

•
by submitting new voting instructions to your broker, bank or other nominee; or
•
if you have obtained a legal proxy from the broker, bank or other nominee that holds your shares giving you the right to vote the shares, by attending the Special Meeting and voting (attendance at the Special Meeting will not by itself revoke a previously granted proxy).

Q: What is a proxy card?

A: The Proxy Card enables you to appoint Stephen E. Croskrey and Michael A. Hajost, with full power of substitution and resubstitution, whom we refer to as the proxyholders, as your representatives at the Special Meeting. By signing, dating and returning the Proxy Card, you are authorizing the proxyholders to vote your shares at the Special Meeting. Even if you plan to attend the Special Meeting, it is a good idea to sign, date and return your Proxy Card or vote by proxy via the Internet or telephone in advance of the Special Meeting in case your plans change. You can vote in person by ballot at the Special Meeting even if you have already sent in your Proxy Card.

If a proposal comes up for vote at the Special Meeting that is not on the Proxy Card, the proxyholders will vote your shares according to their best judgment.

Q: What is the quorum requirement?

A: A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares of Common Stock are represented by stockholders as of the Record Date virtually present at the meeting or by proxy.

Your shares will be counted towards the quorum only if you are present virtually or represented by proxy at the Special Meeting. Abstentions will be counted towards the quorum requirement. If there is no quorum, the chairman of the meeting may adjourn the meeting to a later time or another date.

Q: What effect do abstentions and broker non-votes have on quorum requirements?

A: Abstentions and broker non-votes are counted as present for establishing a quorum for the transaction of business at the Special Meeting. A “broker non-vote” occurs when a broker votes on a matter it does not have authority to vote on.

Under the rules that govern brokers who have record ownership of shares that are held in “street name” for their clients, the beneficial owners of the shares, brokers have discretion to vote these shares on routine matters but not on non-routine matters. If you hold common stock through a broker and you have not given voting instructions to the broker, the broker will be prevented from voting shares on non-routine matters, resulting in a “broker non-vote.” Thus, if you do not otherwise instruct your broker, the broker may turn in a proxy card voting your shares on routine matters but expressly instructing that the broker is NOT voting on non-routine matters. The Reverse Stock Split Proposal (Proposal 1) is expected to be considered a routine matter by the NYSE and therefore we do not expect there to be any broker non-votes.

Q: I share an address with another stockholder, and we received only one copy of the Notice. How may I obtain an additional copy of the Notice or proxy materials?

A: In an effort to reduce printing costs and postage fees, we have adopted a practice approved by the Securities and Exchange Commission (“SEC”) called “householding.” Under this practice, stockholders who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of the Notice or our proxy materials if a full set is requested, unless one or more of these stockholders notifies us that he or she wishes to continue receiving individual copies. Stockholders who participate in householding will continue to receive separate Proxy Cards.

If you share an address with another stockholder and received only one Notice or set of proxy materials from us and would like to request a separate copy of these materials, please: (1) mail your written request to Danimer Scientific, Inc., 140 Industrial Boulevard, Bainbridge, Georgia 39817 (Attention: Corporate Secretary), or (2) call our Investor Relations department at (229) 243-7075. Additional copies of the proxy materials will be sent promptly after receipt of your request. Similarly, you may also contact us if you received multiple copies of our proxy materials and would prefer to receive a single copy in the future.

Q: What does it mean if I receive more than one Notice?

A: It means that you hold shares in more than one account. To the extent that you would like to vote all of your shares in favor of the Board’s recommendations, sign, date and return each Proxy Card.

Q: Who tabulates the votes and how will I know the results of the voting at the Special Meeting?

A: The votes will be tabulated by an independent inspector of election, who will be a representative of Continental Stock Trust and Transfer Company. The results of the voting at the Special Meeting will be reported on a Current Report on Form 8-K that will be filed with the SEC within four (4) business days following the conclusion of the Special Meeting.

Q: How do I contact the Board?

A: You can send written communications to the Board or any individual director in accordance with our bylaws, addressed to:

Board of Directors or name(s) of individual director(s)

c/o Corporate Secretary

Danimer Scientific, Inc.

140 Industrial Boulevard

Bainbridge, Georgia 39817

Our corporate secretary will direct such communications (except for solicitations or other matters unrelated to us) to the relevant director(s).

Q: Where are your principal executive offices?

A: Our principal executive offices are located at 140 Industrial Boulevard, Bainbridge, Georgia 39817. Our telephone number is (229) 243-7075.

Q: What if I have questions about lost stock certificates or need to change my mailing address?

A: You may contact our transfer agent, Continental Stock Transfer and Trust Company, Monday through Friday between 8:30 a.m. and 5:30 p.m., Eastern Time, by telephone at (800) 509-5586 or (212) 509-4000 or via email at cstmail@continentalstock.com, if you have lost your stock certificate or need to change your mailing address.

PROPOSAL 1

APPROVAL OF A PROPOSED AMENDMENT AND RESTATEMENT OF

DANIMER'S FIFTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

TO EFFECT A REVERSE STOCK SPLIT

Overview

The Board has unanimously adopted resolutions approving and recommending to our stockholders for their approval the Proposed Certificate of Incorporation that would effect, at the discretion of the Board, a Reverse Stock Split of all outstanding shares of the Company’s Common Stock into a lesser number of shares of Common Stock at a ratio in a range of 1-for-20 to 1-for-40, with the ratio within such Range to be determined at the discretion of the Board without further approval or authorization of our stockholders and included in a public announcement. In the event, the Board determines to implement a Reverse Stock Split, Danimer’s authorized number of shares of Common Stock would remain at 600,000,000.

The par value per share of Common Stock would remain unchanged at $0.0001 per share after the Reverse Stock Split. Please see the table below under the heading “Principal Effects of the Reverse Stock Split” for an illustration of the effects of this Reverse Stock Split.

The text of the form of Proposed Certificate of Incorporation to effect the Reverse Stock Split is attached to this Proxy Statement as Appendix A. The effectiveness or abandonment of such Proposed Certificate of Incorporation as well as the final ratio of the Reverse Stock Split to be included in the Proposed Certificate of Incorporation filed with the State of Delaware will be determined by the Board in its discretion.

The Board has recommended that the Proposed Certificate of Incorporation to effect the Reverse Stock Split Proposal be presented to stockholders for approval. Upon receiving stockholder approval of the proposed Reverse Stock Split Proposal, the Board will have the sole discretion to elect, as it determines to be in the best interests of Danimer and its stockholders, whether to effect the Reverse Stock Split and, if so, the final ratio of the Reverse Stock Split. As described in greater detail below, the Reverse Stock Split is proposed to be effected to increase the price of our Common Stock to, among other things, meet the minimum closing price requirement for continued listing on the NYSE.

If the Board determines to effect the Reverse Stock Split by causing the Proposed Certificate of Incorporation to be filed with the Secretary of State of the State of Delaware, the Existing Certificate of Incorporation would be amended and restated accordingly and the Proposed Certificate of Incorporation would reflect the Reverse Stock Split ratio determined by the Board within the Range. Stockholder approval of the Reverse Stock Split Proposal will authorize the Board in its discretion to effectuate the Reverse Stock Split. As noted, the Board will have the discretion to abandon the Reverse Stock Split if it no longer believes it to be in the best interests of Danimer and its stockholders, including if the Board determines that the Reverse Stock Split will not impact Danimer’s ability to meet the continued listing requirements of the NYSE, if such objective is no longer necessary or desirable, or for any other reason in the business judgment and discretion of the Board. Danimer currently expects that the Board will cause Danimer to effect the Reverse Stock Split as soon as practicable after the receipt of the requisite stockholder approval at the Special Meeting.

If the Board elects to effect the Reverse Stock Split following stockholder approval, the number of issued and outstanding shares of Common Stock would be reduced in accordance with the Reverse Stock Split ratio. Except for adjustments that may result from the treatment of fractional shares, each stockholder will hold the same percentage of the outstanding Common Stock immediately following the Reverse Stock Split as such stockholder held immediately prior to the Reverse Stock Split. As described in greater detail below, as a result of the Reverse Stock Split, stockholders who hold less than the applicable ratio of shares of Common Stock will no longer be stockholders of Danimer on a post-split basis.

The Board, with input from management, regularly reviews and evaluates Danimer’s business, strategic plans and prospects, including the performance of the Common Stock, with the goal of maximizing stockholder value. The Board has reviewed various paths to maximizing stockholder value, including the review and evaluation of a reverse stock split. After review and consideration, the Board believes that the proposed Reverse Stock Split is necessary for the continued listing of our Common Stock on the NYSE. In addition, the Board believes the Reverse Stock Split will provide a number of other benefits to Danimer and its stockholders, including enhancing the desirability and marketability of the Common Stock to the financial community and the investing public.

The Board does not intend for this transaction to be the first step in a series of plans or proposals of a “going private transaction” within the meaning of Rule 13e-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Purposes of the Reverse Stock Split

NYSE Listing. Our Common Stock is currently listed on the NYSE under the symbol “DNMR.” Among other requirements, the listing requirements established by the NYSE require common stock listed on the exchange to have a minimum average closing price of at least $1.00 per share over a consecutive thirty trading-day period. According to the NYSE continued listing requirements, if the average closing price of a listed company’s common stock is not equal to or greater than $1.00 for thirty consecutive trading days, the NYSE will send a deficiency notice. A listed company can regain compliance if, during the six-month period following receipt of the NYSE notice, on the last trading day of any calendar month, such company’s common stock has (i) a closing price per share of at least $1.00 and (ii) a thirty trading-day average closing share price of at least $1.00. In the event that at the expiration of the six-month cure period, both a $1.00 closing share price on the last day of the cure period and a $1.00 average closing share price over the thirty trading day period ending on the last trading day of the cure period are not attained, NYSE will commence suspension and delisting procedures.

On May 21, 2024, Danimer received a notice of deficiency from NYSE indicating that if Danimer does not comply with the minimum closing price rules within six months following receipt of the notice, NYSE may delist our Common Stock. Our Board has determined that an amendment to our Existing Certificate of Incorporation to effect the Reverse Stock Split is likely necessary to promote the continued listing of our Common Stock on the NYSE.

In the event our Common Stock is no longer eligible for continued listing on the NYSE, Danimer would be forced to seek alternative options to remaining listed on the NYSE, including to become traded on the OTC Bulletin Board or on the “pink sheets.” These alternative markets are generally considered to be less efficient than and not as broad as the NYSE and therefore less desirable. Accordingly, the Board believes delisting of our Common Stock would likely have a negative impact on the liquidity and market price of our Common Stock.

The Board has considered the potential harm to Danimer of a delisting from the NYSE and believes that delisting could, among other things, adversely affect (i) the trading price of our Common Stock and (ii) the liquidity and marketability of shares of our Common Stock. This could reduce the ability of holders of our Common Stock to purchase or sell shares of Common Stock as quickly and as inexpensively as they have done historically. Delisting could also adversely affect Danimer’s relationships with partners and customers who may perceive Danimer’s business less favorably, which would have a detrimental effect on Danimer’s relationships with these entities.

Furthermore, delisting of our Common Stock from the NYSE could potentially result in defaults under certain of our debt instruments and credit facilities. A delisting of our Common Stock from NYSE would constitute a “Fundamental Change” under the Convertible Notes Indenture. Upon a Fundamental Change, holders of the convertible notes could require us to repurchase their notes at a purchase price equal to the principal amount of and any accrued and unpaid interest, on such convertible notes. Approximately $232 million principal amount of convertible notes is outstanding at September 30, 2024. The occurrence of a such Fundamental Change could also result in cross-defaults under the Senior Secured Term Loan, under which the entire $130 million principal amount is outstanding, and the Revolving Credit Agreement, under which approximately $4.5 million is outstanding at September 20, 2024.

Additionally, if our Common Stock was no longer listed on the NYSE, it may reduce Danimer’s access to capital and cause Danimer to have less flexibility in responding to Danimer’s capital requirements. Certain institutional investors may also be less interested in or prohibited from investing in our Common Stock, which may cause the market price of our Common Stock to decline.

In addition, Danimer would no longer be deemed a “covered security” under Section 18 of the Securities Act of 1933, as amended, and therefore would lose its exemption from state securities regulations. As a result, Danimer would need to comply with various state securities laws with respect to issuances of its securities, including equity award grants to employees. As a public company, Danimer would not have the benefit of certain exemptions applicable to privately-held entities, which would make granting equity awards to Danimer’s employees more difficult.

Potential Increased Investor Interest. The Board believes that the Reverse Stock Split may provide a number of benefits to Danimer and its existing stockholders, which may lead to an increase in investor interest, including, but not limited to:

1.
Reduced Short-Term Risk of Illiquidity – The Board believes that a higher stock price may increase investor confidence by reducing the short-term risk of illiquidity and lack of marketability of our Common Stock that may result from the delisting of our Common Stock from the NYSE.
2.
Stock Price Requirements – The Board understands that some brokerage firms and institutional investors may have internal policies and practices that either prohibit them from investing in lower-priced stocks or tend to discourage individual brokers from recommending lower-priced stocks to their customers or by restricting or limiting the ability to purchase such stocks on margin. In addition, analysts at brokerage firms may not monitor the trading activity or otherwise provide coverage of lower-priced stocks.

Other Potential Benefits. The Board believes that a higher stock price could help Danimer attract and retain employees and other service providers. The Board further believes that some potential employees and service providers could be less likely to work with and for a company with a low stock price, regardless of the size of the company’s market capitalization. Accordingly, if the Reverse Stock Split successfully increases the per share price of our Common Stock, the Board believes this increase could enhance Danimer’s ability to attract and retain employees and service providers. Our Board recommends that you vote in favor of the Reverse Stock Split Proposal.

Risks Associated with the Reverse Stock Split

There are certain risks associated with a reverse stock split, including, but not limited to, those described below, and we cannot accurately predict or assure you that the Reverse Stock Split will produce or maintain the desired results. The history of similar stock split combinations for companies in like circumstances is varied. There is no assurance that:

•
the market price per share of our Common Stock after the Reverse Stock Split will rise in proportion to the reduction in the number of pre-split shares of Common Stock outstanding before the Reverse Stock Split;
•
the Reverse Stock Split will result in a per share price that will attract brokers and investors, including institutional investors, who do not trade in lower priced stocks;
•
the Reverse Stock Split will result in a per share price that will increase Danimer’s ability to attract and retain employees and other service providers;
•
the market price per post-split share will remain in excess of the $1.00 minimum closing price as required by the NYSE continued listing standards or that Danimer would otherwise meet the requirements of the NYSE for continued inclusion for trading on the NYSE; or
•
the Reverse Stock Split will increase the trading market for our Common Stock, particularly if the stock price does not increase as a result of the reduction in the number of shares of Common Stock available in the public market.

The Reverse Stock Split could result in a significant devaluation of Danimer’s market capitalization and trading price of our Common Stock.

The market price of our Common Stock will also be based on Danimer’s performance and other factors, some of which are unrelated to the number of shares outstanding and are inherently uncertain and difficult to predict. If the Reverse Stock Split is consummated and subsequently the trading price of our Common Stock declines, a given percentage decline would be a higher dollar value than before the Reverse Stock Split. Furthermore, the liquidity of our Common Stock could be adversely affected by the reduced number of shares that would be outstanding after a reverse stock split and this could have an adverse effect on the market price of our Common Stock. If the market price of our Common Stock declines subsequent to the Reverse Stock Split, this will detrimentally impact Danimer’s market capitalization and the market value of Danimer’s public float.

The Reverse Stock Split may result in some stockholders owning “odd lots” that may be more difficult to sell or require greater transaction costs per share to sell.

The Reverse Stock Split may result in some stockholders owning “odd lots” of less than 100 shares of Common Stock on a post-split basis. These odd lots may be more difficult to sell, or require greater transaction costs per share to sell, than shares in “round lots” of even multiples of 100 shares.

Because of the Reverse Stock Split ratio, certain stockholders may no longer have any equity interest in Danimer.

Based on the Reverse Stock Split ratio as determined by the Board in its sole discretion, certain stockholders might be fully cashed out in the Reverse Stock Split and thus, after the Reverse Stock Split takes effect, such stockholders would no longer have any equity interest in Danimer and therefore would not participate in our future earnings or growth, if any.

The Reverse Stock Split may not help generate additional investor interest.

There can be no assurance that the Reverse Stock Split will result in a per share price that will attract institutional investors or investment funds or that such share price will satisfy the investing guidelines of institutional investors or investment funds. As a result, the trading liquidity of our Common Stock may not necessarily improve.

Effective Date

Assuming stockholders approve the Reverse Stock Split Proposal and the Board exercises its discretion to effect the Reverse Stock Split, the Reverse Stock Split will become effective as of the date and time (the “Effective Date”) indicated in the Proposed Certificate of Incorporation filed with the Secretary of State of the State of Delaware in accordance with the DGCL, without any further action on the part of stockholders and without regard to the date that any stockholder physically surrenders the stockholder’s certificates representing pre-split shares of common stock for certificates representing post-split shares, and the Common Stock will begin trading on a post-split basis as soon as the market opens on the next day. The Board, in its discretion, may delay or decide against effecting the Reverse Stock Split and the filing of the Proposed Certificate of Incorporation to effect the Reverse Stock Split without resoliciting stockholder approval. It is currently anticipated that if stockholder approval is obtained for the Reverse Stock Split described in this proposal, the Board would cause Danimer to effect the foregoing Reverse Stock Split as soon as practicable after obtaining such stockholder approval and the Board exercising its discretion to effect the Reverse Stock Split and determining the Reverse Stock Split ratio within the stockholder-approved Range.

Principal Effects of the Reverse Stock Split

After the Effective Date, each stockholder will own a reduced number of shares of our Common Stock. However, Danimer expects that the market price of our Common Stock immediately after the Reverse Stock Split will increase substantially above the market price of our Common Stock immediately prior to the Reverse Stock Split. The proposed Reverse Stock Split will be effected simultaneously for all of our Common Stock, and the ratio for the Reverse Stock Split will be the same for all of our Common Stock. The Reverse Stock Split will affect all stockholders uniformly and will not affect any stockholder’s percentage ownership interest in Danimer (except to the extent that the Reverse Stock Split would result in any of the stockholders owning a fractional share as described below). Likewise, the Reverse Stock Split will affect all holders of outstanding equity awards under the Equity Plans substantially the same (except to the extent that the Reverse Stock Split would result in a fractional interest as described below). Proportionate voting rights and other rights and preferences of the holders of our Common Stock will not be affected by the proposed Reverse Stock Split (except to the extent that the Reverse Stock Split would result in any stockholders owning a fractional share as described below). For example, a holder of 2% of the voting power of the outstanding shares of our Common Stock immediately prior to the Reverse Stock Split would continue to hold approximately 2% of the voting power of the outstanding shares of our Common Stock immediately after the Reverse Stock Split. The number of stockholders of record also will not be affected by the proposed Reverse Stock Split (except to the extent that the Reverse Stock Split would result in any stockholders owning only a fractional share as described below).

The par value per share of our Common Stock will remain unchanged at $0.0001 per share after the Reverse Stock Split.

The proposed Reverse Stock Split applies to the number of shares of Common Stock which have been authorized for issuance under the Equity Plans but as to which no equity awards have yet been granted or which have been returned to the Equity Plans upon cancellation or expiration of such equity awards, so it will have the effect of reducing the number of shares of Common Stock available for issuance under the Equity Plans.

The proposed Reverse Stock Split also applies to all outstanding equity awards under the Equity Plans and the number of shares of Common Stock which have been authorized for issuance under the Equity Plans with any fractional share rounded down to the nearest whole share. For example, if the Reverse Stock Split ratio is 1-for-20, then a Restricted Stock Unit award for 1,005 shares of Common Stock will be adjusted to be 50.0 shares of Common Stock post-Reverse Stock Split.

In addition to this change to the number of shares of Common Stock related to or underlying each award, any stock price targets related to an award and the per share exercise prices of outstanding stock options will be increased proportionately to reflect the Reverse Stock Split. For example, if the Reverse Stock Split ratio is 1-for-20, then an option award having an exercise price of $10 per share pre-Reverse Stock Split will be adjusted to have an exercise price of $200 per share post-Reverse Stock Split.

Taken together, these effects of the Reverse Stock Split, other than the effects of rounding will result in the same aggregate exercise price to be paid as immediately preceding the Reverse Stock Split. For example, an existing stock option award for 1,000 shares with an exercise price of $3.28 per share has an aggregate exercise price of $3,280. If the Reverse Stock Split ratio is 1-for-20, the adjusted award will be 50 shares with an exercise price of $65.60 per share for an aggregate exercise price of $3,280.

The effects of the proposed Reverse Stock Split Proposal are illustrated in the below table as of September 23, 2024, including (a) the approximate percentage reduction in the outstanding number of shares of Common Stock, (b) the approximate number of shares of Common Stock that would be (i) authorized, (ii) issued and outstanding, (iii) authorized but reserved for issuance upon exercise/release of outstanding equity awards pursuant to the Equity Plans, (iv) authorized but reserved for issuance under the Equity Plan (but not subject to exercise/release of outstanding equity awards), and (v) authorized but not issued or outstanding, or reserved for issuance under the Equity Plans, and (c) the approximate percentage of authorized shares not issued or outstanding, or reserved for issuance under the Equity Plans:

	Pre-Reverse Stock Split	Post-Reverse Stock Split	Post-Reverse Stock Split
Reverse Stock Split Ratio	N/A	1 for 20	1 for 40
Percentage Reduction of Shares Outstanding Post-Reverse Stock Split	N/A	95.0%	97.5%
Authorized Shares of Common Stock	600,000,000	600,000,000	600,000,000
Shares Outstanding	120,771,640	6,038,582	3,019,291
Reserved for Issuance Upon Exercise of Warrants	65,543,119	3,277,155	1,638,577
Reserved for Issuance Upon Exercise/Release of Outstanding Equity Awards Under the Equity Plans	14,808,819	740,440	370,220
Reserved for Issuance Under the Equity Plans (but not Subject to Exercise/Release of Outstanding Equity Awards)	11,001,605	550,080	275,040
Authorized but not Issued, not Outstanding, and not Reserved for Issuance Under the Equity Plans	387,874,817	589,393,743	594,696,872
Percentage of Authorized Shares not Issued or Outstanding, or Reserved for Issuance Under the Equity Plans	64.6%	98.2%	99.1%

If the proposed Reverse Stock Split is implemented, it may increase the number of stockholders who own “odd lots” of less than 100 shares of Common Stock. Brokerage commissions and other costs of transactions in odd lots may be higher than the costs of transactions of more than 100 shares of Common Stock.

The Common Stock is currently registered under Section 12(b) of the Exchange Act, and Danimer is subject to the periodic reporting and other requirements of the Exchange Act. The proposed Reverse Stock Split will not affect the registration of the Common Stock under the Exchange Act. If the proposed Reverse Stock Split is implemented, the Common Stock will continue to be reported on the NYSE under the symbol “DNMR.”

The proposed Reverse Stock Split will not change the rights and terms of the Common Stock. After the Reverse Stock Split, the shares of the Common Stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to the Common Stock now authorized. Each stockholder’s percentage ownership of the new Common Stock will not be altered except for the effect of eliminating fractional shares (which is discussed in more detail below). The Common Stock issued pursuant to the Reverse Stock Split will remain fully paid and non-assessable. Following the Reverse Stock Split, Danimer will continue to be subject to the periodic reporting requirements of the Exchange Act.

Treatment of Fractional Shares

No scrip or fractional shares would be issued if, as a result of the Reverse Stock Split, a registered stockholder would otherwise become entitled to a fractional share. Instead, Danimer would pay to the registered stockholder, in cash, the value of any fractional share interest arising from the Reverse Stock Split (without interest). The cash payment would equal the fraction to which the stockholder would otherwise be entitled multiplied by the closing price of the Common Stock as reported on the NYSE as of the Effective Date. Exact procedures for the cash payment will be determined by the officers and the Board of the Company. No transaction costs would be assessed to stockholders for the cash payment. Stockholders would not be entitled to receive interest for the period of time between the Effective Date and the date payment is made for their fractional shares. The ownership of a fractional interest will not give the holder thereof any voting, dividend or other rights except to receive payment as described herein. This cash payment merely represents a mechanical rounding off of the fractions in the exchange. For a discussion of the treatment of any fractional interest that may arise as a result of the Reverse Stock Split relating to equity awards under the Equity Plans, please see the section below under the heading “Effect of the Reverse Stock Split on Equity Awards.”

Any holder of shares of Common Stock in a number less than or equal to the Reverse Stock Split ratio prior to the effectiveness of the Reverse Stock Split would be entitled to receive cash for the fractional share of Common Stock such stockholder would hold on a post-split basis, but would not receive any Common Stock and would therefore no longer be a stockholder of Danimer on a post-split basis. The actual number of stockholders that will be eliminated will depend on the actual number of stockholders holding an amount of shares of Common Stock less than or equal to the Reverse Stock Split ratio on the Effective Date. Reducing the number of post-split stockholders, however, is not the purpose of the Reverse Stock Split.

If you do not hold sufficient shares of pre-split Common Stock to receive at least one post-split share of Common Stock and you want to hold Common Stock after the Reverse Stock Split, you may do so by taking either or both of the following actions far enough in advance so that it is completed before the Effective Date:

•
purchase a sufficient number of shares of Common Stock so that you would hold at least 40 shares of Common Stock in your account; or
•
if applicable, consolidate your accounts so that you hold at least 40 shares of Common Stock in one account. Common Stock held in registered form (that is, shares held by you in your own name on Danimer’s share register maintained by its transfer agent) and Common Stock held in “street name” (that is, shares held by you through a bank, broker or other nominee) for the same investor are considered held in separate accounts and would not be aggregated when implementing the Reverse Stock Split. Also, shares of Common Stock held in registered form but in separate accounts by the same investor would not be aggregated when implementing the Reverse Stock Split.

Stockholders should be aware that, under the escheat laws of the various jurisdictions where stockholders reside, where Danimer is domiciled and where the funds for fractional shares would be deposited, sums due to stockholders in payment for fractional shares that are not timely claimed after the effective time may be required to be paid to the designated agent for each such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds may have to seek to obtain them directly from the state or other jurisdictions to which they were paid.

Effect of the Reverse Stock Split on Equity Awards

On the Effective Date, the proposed Reverse Stock Split will reduce the number of shares of Common Stock available for issuance under the Equity Plans. All shares of Common Stock subject to outstanding equity awards under the Equity Plans and the number of shares of Common Stock that have been authorized for issuance under the Equity Plan but as to which no equity awards have yet been granted or which have been returned to the Equity Plan upon cancellation or expiration of such equity awards will be combined on the Effective Date between the range of one-twentieth to one-fortieth of the number of such shares immediately preceding the Reverse Stock Split (rounded down to avoid fractional interests), as determined by the Board in its discretion. In addition, the exercise price per share of outstanding stock options will be adjusted between 20 to 40 times the exercise price specified before the Reverse Stock Split, rounded up to the nearest whole cent. This will result in approximately the same aggregate price being required to be paid as immediately preceding the Reverse Stock Split. No fractional shares will be issued pursuant to the Equity Plans following the Reverse Stock Split. Therefore, if the number of shares subject to an outstanding equity award immediately before the Reverse Stock Split is not evenly divisible so that the Reverse Stock Split would otherwise result in a fractional interest, the number of shares of Common Stock issuable pursuant to such equity award will be rounded down to the nearest whole share.

Effect of the Reverse Stock Split on the Warrants

The following warrants (collectively, “Warrants”) remain outstanding for the purchase of shares of Common Stock as of September 23, 2024:

•
15,000,000 warrants at an exercise price of $1.33 per share;
•
3,914,525 warrants at an exercise price of $11.50 per share;
•
1,500,000 warrants at an exercise price of $7.50 per share; and
•
45,128,594 warrants at an exercise price of $5.00 per share (“Dividend Warrants”).

The Warrants will be proportionately adjusted to reflect the Reverse Stock Split, including the number of shares purchasable upon exercise of the Warrants and their exercise prices per share, in each case in accordance with the terms of the respective warrant agreements. No fractional shares shall be issued upon the exercise of any Warrant.

Effect of the Reverse Stock Split on our 3.250% Convertible Senior Notes Due 2026

Under the Convertible Notes Indenture, the conversion rate, and thus, the number of shares of Common Stock issuable upon exercise of convertible notes will be proportionately adjusted to reflect the Reverse Stock Split.

Board Discretion to Implement the Reverse Stock Split

Even after the Reverse Stock Split is approved by stockholders at the Meeting, the Board will have the discretion to abandon the Reverse Stock Split if it does not believe it to be in the best interests of Danimer and the stockholders. Such determination will be based upon certain factors, including, but not limited to, existing and expected marketability and liquidity of the Common Stock, prevailing market conditions, the likely effect on the market price of the Common Stock and the ability and desirability of Danimer to satisfy the continued listing requirements for the NYSE and such other considerations as the Board, in its discretion, determines. Notwithstanding approval of the Reverse Stock Split by the stockholders, the Board of Directors may, in its sole discretion, abandon the Proposed Certificate of Incorporation and determine prior to the effectiveness of any filing with the Secretary of State of the State of Delaware not to effect the Reverse Stock Split, as permitted under Section 242(c) of the General Corporation Law of Delaware.

Exchange of Stock Certificates

As soon as practicable after the Effective Date, if any, stockholders will be notified that the Reverse Stock Split has been effected. Danimer’s transfer agent will act as “exchange agent” for purposes of implementing the exchange of stock certificates. If any of your shares are held in certificated form (that is, you do not hold all of your shares electronically in book-entry form), you will receive a letter of transmittal from Danimer’s exchange agent as soon as practicable after the Effective Date, which will contain instructions on how to obtain post-split shares. You must complete, execute and submit to the exchange agent the letter of transmittal in accordance with its instructions and surrender your stock certificate(s) formerly representing shares of stock prior to the Reverse Stock Split (or an affidavit of lost stock certificate containing an indemnification of Danimer for claims related to such lost stock certificate). Upon receipt of your properly completed and executed letter of transmittal and your stock certificate(s), you will be issued the appropriate number of shares of Common Stock (including legends, if appropriate) electronically in book-entry form, as determined by Danimer. This means that, instead of receiving a new stock certificate, you may receive a direct registration statement that indicates the number of post-split shares you own in book-entry form. If you are entitled to payment in lieu of any fractional share interest, payment will be made as described above under the heading “Treatment of Fractional Shares.” No direct registration statements or payments in lieu of fractional shares will be issued to a stockholder until such stockholder has properly completed and executed a letter of transmittal and surrendered such stockholder’s outstanding certificate(s) to the exchange agent. If you hold any or all of your shares electronically in book-entry form, please see the section below under the heading “Effect on Registered Stockholders.”

STOCKHOLDERS SHOULD NOT DESTROY ANY PRE-SPLIT STOCK CERTIFICATE AND SHOULD NOT SUBMIT ANY CERTIFICATES UNTIL THEY ARE REQUESTED TO DO SO.

In connection with the Reverse Stock Split, our Common Stock will change its current CUSIP number, effective as of the Effective Time, to identify the Company's Common Stock. We do not expect that the Warrants will require a new CUSIP number after the Effective Time.

Effect on Registered and Beneficial Holders of Common Stock and Warrants

Upon the Effective Date, we intend to treat Common Stock and Warrants held by registered stockholders and holders in “street name” in the same manner as registered stockholders and holders in “street name” whose shares and Warrants are registered in their own names. Banks, brokers or other nominees will be instructed to effect the Reverse Stock Split for their customers holding Common Stock in “street name.” However, these banks, brokers or other nominees may have different procedures than registered stockholders for processing the Reverse Stock Split, particularly with respect to the treatment of fractional shares. If you hold shares of Common Stock or Warrants with a bank, broker or other nominee and have any questions in this regard, you are encouraged to contact your bank, broker or other nominee.

Effect on Registered Stockholders

Danimer’s registered stockholders may hold some or all of their shares electronically in book-entry form under the direct registration system for securities. These stockholders will not have stock certificates evidencing their ownership of the Common Stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts.

•
If you hold shares in a book-entry form, you do not need to take any action to receive your post-split shares or your cash payment in lieu of any fractional share interest, if applicable. If you are entitled to post-split shares, a transaction statement will automatically be sent to your address of record indicating the number of shares you hold.
•
If you are entitled to a payment in lieu of any fractional share interest, a check will be mailed to you at your registered address as soon as practicable after Danimer’s transfer agent completes the aggregation and sale described above in “Treatment of Fractional Shares.” By signing and cashing this check, you will warrant that you owned the shares for which you receive a cash payment.

Accounting Consequences

The par value per share of our Common Stock would remain unchanged at $0.0001 per share after the Reverse Stock Split. As a result, on the Effective Date, the Common Stock line on Danimer’s balance sheet will be reduced proportionally from its present amount, and the additional paid in capital account shall be increased to offset this. Our consolidated net income or loss per share will be increased because there will be fewer shares of Common Stock outstanding. Danimer does not anticipate that any other accounting consequences would arise as a result of the Reverse Stock Split.

No Appraisal Rights

Stockholders are not entitled to appraisal rights under Delaware law with respect to the Proposed Certificate of Incorporation to effect the Reverse Stock Split.

Certain Material U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following is a discussion of certain material U.S. federal income tax consequences of the Reverse Stock Split to U.S. holders (as defined below). For purposes of this discussion, a U.S. holder is a beneficial owner of shares of Common Stock that is:

(i) an individual who is a citizen or resident of the United States;

(ii) a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or of a political subdivision thereof (including the District of Columbia);

(iii) an estate whose income is subject to U.S. federal income taxation, regardless of its source; or

(iv) a trust if: (A) a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (B) it has a valid election in place to be treated as a U.S. person.

This discussion does not address any state, local, or foreign income or other tax consequences, such as the estate and gift tax or the Medicare tax on net investment income, nor does it address all of the tax consequences that may be relevant to any particular holder. This discussion also does not address the tax consequences to persons that may be subject to special treatment under U.S. federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations (including private foundations), U.S. expatriates (or former citizens or long-term residents of the United States), persons who acquired their Common Stock pursuant to the exercise of employee stock options or otherwise as compensation, persons subject to the alternative minimum tax, traders in securities that elect to mark to market, dealers in securities or currencies, certain taxpayers who file applicable financial statements required to recognize income when the associated revenue is reflected in such financial statements, persons that hold shares of Common Stock as part of a position in a “straddle” or as part of a “hedging,” “conversion,” or other integrated investment transaction for U.S. federal income tax purposes, persons that do not hold shares of Common Stock as “capital assets” (generally, property held for investment) or persons that do not use the U.S. dollar as their functional currency.

If a partnership (or entity or arrangement treated as a partnership for applicable tax purposes) holds shares of Common Stock, the tax treatment of a partner generally will depend upon the status of the partner and upon the activities of the partnership (or entity or arrangement treated as a partnership for applicable tax purposes). Partnerships and any partner, member or other beneficial owner of a partnership or other pass-through entity (or arrangement) holding Common Stock should consult their own tax advisors regarding the tax consequences of the Reverse Stock Split.

This discussion is based on the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations, administrative rulings, and judicial authority, all as in effect as of the date hereof. Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of the Reverse Stock Split. In addition, the Company has not sought, and will not seek, an opinion of counsel or a ruling from the Internal Revenue Service (“IRS”) regarding the U.S. federal income tax consequences of the Reverse Stock Split, and there can be no assurance the IRS will not challenge the statements and conclusions set forth below or that a court would not sustain any such challenge.

In addition, the following discussion does not address the tax consequences of transactions effectuated before, after or at the same time as the Reverse Stock Split, whether or not they are in connection with the Reverse Stock Split.

STOCKHOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAX JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

U.S. Federal Income Tax Consequences of the Reverse Stock Split. The Reverse Stock Split is intended to constitute a “recapitalization” within the meaning of Section 368(a)(1)(E) of the Code for U.S. federal income tax purposes. As a result, we should not recognize taxable income, gain or loss in connection with the proposed Reverse Stock Split. If so treated, in general, other than the cash payments for fractional shares of Common Stock discussed above, no gain or loss should be recognized by a U.S. holder upon the exchange of pre-reverse stock split shares for post-reverse stock split shares. The aggregate tax basis of the post-reverse stock split shares will be the same as the aggregate tax basis of the pre-reverse stock split shares exchanged in the Reverse Stock Split, reduced by any amount allocable to a fractional share for which cash is received. A U.S. holder’s holding period in the post-reverse stock split shares will include the period during which such holder held the pre-reverse stock split shares exchanged in the Reverse Stock Split. Special tax basis and holding period rules may apply to holders that acquired different blocks of stock at different prices or at different times. U.S. holders should consult their own tax advisors as to the applicability of these special rules to their particular circumstances.

Cash in Lieu of Fractional Shares. In general, the receipt of cash by a U.S. holder instead of a fractional share will be treated as if the U.S. holder received the fractional share pursuant to the Reverse Stock Split and then sold such fractional share for cash, which will result in a taxable gain or loss to such holder for U.S. federal income tax purposes. The amount of the taxable gain or loss to the U.S. holder will be determined based upon the difference between the amount of cash received by such holder and the portion of the basis of the pre-reverse stock split shares allocable to such fractional interest. The gain or loss recognized will constitute capital gain or loss and will constitute long-term capital gain or loss if the U.S. holder’s holding period is greater than one year as of the Effective Date. The deductibility of net capital losses by individuals and corporations is subject to limitations. U.S. holders are advised to consult their tax advisors regarding the tax treatment of their receipt of cash in lieu of a fractional share of Common Stock pursuant to the Reverse Stock Split.

Information Reporting and Backup Withholding. A U.S. holder may be subject to information reporting with respect to any cash received in exchange for a fractional share interest in a new share in the Reverse Stock Split. Backup withholding may apply to such payments if the U.S. holder fails to provide a taxpayer identification number, a certification of exempt status, or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn). Backup withholding is not an additional tax. Any amounts withheld under backup withholding rules will be allowed as a credit against a U.S. holder’s U.S. federal income tax liability, and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS. All U.S. holders should consult their tax advisors regarding the application of information reporting and backup withholding to them.

The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder. Each stockholder is urged to consult with such stockholder’s own tax advisor with respect to the tax consequences of the Reverse Stock Split.

Required Vote

Each share of Common Stock entitles the holder to one vote on each matter presented for stockholder action.The affirmative vote of a majority of the votes cast by stockholders in attendance virtually or represented by proxy at the

Meeting and entitled to vote thereon will be required for the approval of the Reverse Stock Split Proposal (Proposal 1). As a result, neither abstentions nor “broker non-votes” will have an effect on the outcome of this proposal as neither abstentions nor “broker non-votes” are votes cast. Your vote is therefore extremely important.

Recommendation of the Board

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE APPROVAL OF AN AMENDMENT AND RESTATEMENT OF DANIMER’S FIFTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT.

BENEFICIAL OWNERSHIP OF COMPANY COMMON STOCK BY

DIRECTORS, OFFICERS AND PRINCIPAL STOCKHOLDERS

The following table sets forth, as of September 11, 2024 (“Table Date”), certain information regarding the beneficial ownership of Common Stock outstanding by (a) each person known to us to own or control five percent (5%) or more of the outstanding shares of Common Stock, (b) each of our current directors, (c) each of our current “Named Executive Officers” (as defined in Item 402(m)(2) of Regulation S-K) set forth in the summary compensation table on page 16 and (d) our current directors and executive officers as a group. Unless otherwise indicated, each person named in the table below has sole voting and investment power with respect to the shares beneficially owned. Unless otherwise indicated, the address of each person named in the table below is c/o Danimer Scientific, Inc., 140 Industrial Blvd., Bainbridge, GA 39817.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she, they or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.

The beneficial ownership percentages set forth in the table below are based on 120,771,640 shares of Common Stock issued and outstanding as of the Table Date.

In computing the number of shares of Common Stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of Common Stock subject to options held by that person that are currently exercisable or exercisable within 60 days of the Table Date, shares of Common Stock subject to warrants and shares of restricted stock that vest within 60 days of the Table Date. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percentage of Outstanding Common Stock %
Directors and Named Executive Officers:
Stephen E. Croskrey (1)	8,137,545	6.5%
Phillip Gregory Calhoun (2)	5,146,648	4.1%
Stuart W. Pratt (3)	2,333,724	1.9%
John P. Amboian (4)	1,175,210	*
Scott Tuten (5)	908,913	*
Richard J. Hendrix (6)	893,897	*
Dr. Isao Noda (7)	401,672	*
Michael A. Hajost (8)	335,626	*
Gregory Hunt (9)	126,625	*
Cynthia Cohen (10)	42,716	*
Allison M. Leopold Tilley (11)	38,833	*
Dr. David J. Moody (12)	-	*
Richard N. Altice (13)	-	*
Directors and Executive Officers as a Group (13 Individuals)	21,798,003	16.6%
Five Percent Holders:
Armistice Capital Master Fund Ltd.(14)	12,065,086	9.9%

* Less than 1% of outstanding Common Stock

(1) Includes 2,072,763 shares underlying options and 1,516,195 Dividend Warrants that are or will become exercisable within 60 days of the Table Date. In May 2024, Mr. Croskrey provided his notice to the Company that he intends to retire as Chief Executive Officer of the Company on or prior to the end of calendar year 2024.

(2) Includes 3,457,004 shares and 1,152,334 Dividend Warrants held by the Greg Calhoun DGT Family Trusts u/t/a dated September 22, 2020 GST Exempt Trust and 67,351 shares and 22,450 Dividend Warrants held by the Greg Calhoun DGT Family Trusts u/t/a dated September 22, 2020 GST Non-Exempt Trust, which may be deemed to be owned by Mr. Calhoun, 82,979 shares underlying options and 86,979 Dividend Warrants that are or will become exercisable within 60 days of the Table Date. Mr. Calhoun disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest he may have therein, directly or indirectly.

(3) Includes 407,600 shares underlying options and 472,167 Dividend Warrants that are or will become exercisable within 60 days of the Table Date.

(4) Includes (a) 363,943 shares and 121,314 Dividend Warrants that are held by the John P. Amboian 2008 Living Trust and (b) 181,972 shares and 60,657 Dividend Warrants that are held by Kings Trail Trust dated September 19, 2018. Includes (i) 218,335 private warrants to purchase shares of Common Stock that are or will become exercisable within 60 days of the Table Date (“Warrants”) and are held by the John P. Amboian 2008 Living Trust and (ii) 109,168 Warrants held by Kings Trail Trust dated September 19, 2018. Mr. Amboian is the sole trustee of the John P. Amboian 2008 Living Trust and his spouse is the sole trustee of the Kings Trail Trust dated September 19, 2018 and, as such, Mr. Amboian may be deemed to beneficially own the shares and the Warrants held by those trusts. Mr. Amboian disclaims any beneficial ownership of the shares and the Warrants held by these trusts other than to the extent of any pecuniary interest he may have therein, directly or indirectly. Includes 93,243 shares underlying options that are or will become exercisable within 60 days of the Table Date.

(5) Includes 668,099 shares underlying options and 46,308 Dividend Warrants that are or will become exercisable within 60 days of the Table Date.

(6) Includes 79,730 shares underlying options and 147,106 Dividend Warrants that are or will become exercisable within 60 days of the Table Date. Includes 391,324 shares held by RJH Management LLC. Includes 207,465 Warrants held by RJH Management LLC. Includes 50,000 shares held directly by Mr. Hendrix. Mr. Hendrix owns and controls RJH Management and as such, has voting and investment discretion with respect to the shares and Warrants held of record by RJH Management and may be deemed to have shared beneficial ownership of the Common Stock and the Warrants held directly by RJH Management. Mr. Hendrix disclaims any beneficial ownership of the reported shares.

(7) Includes 378,968 shares underlying options and 1,522 Dividend Warrants that are or will become exercisable within 60 days of the Table Date.

(8) Includes 240,874 shares underlying options and 23,688 Dividend Warrants that are or will become exercisable within 60 days of the Table Date.

(9) Includes 103,369 shares underlying options that are or will become exercisable within 60 days of the Table Date.

(10) Includes 24,444 shares underlying options that are or will become exercisable within 60 days of the Table Date.

(11) Includes 22,222 shares underlying options that are or will become exercisable within 60 days of the Table Date.

(12) Dr. Moody joined the Board effective January 17, 2024.

(13) Mr. Altice joined the Board effective April 15, 2024.

(14) Based solely on a securities purchase agreement, dated as of March 20, 2024, between Armistice Capital Master Fund Ltd. and the Company, the form of which is filed as Exhibit 10.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023. In such agreement, Armistice Capital Master Fund Ltd. lists its address as c/o Armistice Capital, LLC, 510 Madison Avenue, 7th Floor, New York, NY 10022. The securities purchase agreement was executed on behalf of Armistice Capital Master Fund Ltd. by Armistice Capital, LLC, its investment manager. Reflects fact that pre-funded warrants to purchase 3,750,000 shares of Common Stock have been exercised in full as of on or about July 9, 2024. Since the pre-funded warrants included a provision limiting the holder’s ability to exercise the pre-funded warrants if such exercise would cause the holder to beneficially own greater than 9.99% of the Company, any exercise of pre-funded warrants would have necessitated a sale by the holder of an equivalent number of shares of Common Stock. The table reflects such sales of shares of Common Stock necessary to have occurred in connection with the exercise of the pre-funded warrants. The Company has no knowledge of any other purchase or sales of Common Stock by the holder. Includes Common Stock purchase warrants to purchase 634,344 shares of Common Stock which are exercisable within 60 days of the Table Date, but excludes Common Stock purchase warrants to purchase 14,365,656 shares of Common Stock which are not exercisable because of a provision limiting the holder’s ability to exercise the Common Stock purchase warrants if such exercise would cause the holder to beneficially own greater than 9.99% of the Company. Excludes 525,000 Dividend Warrants which are not exercisable because of a provision limiting the holder’s ability to exercise the Dividend Warrants if such exercise would cause the holder to beneficially own greater than 9.99% of the Company.

We are not aware of any material proceedings to which any of our directors, nominees for director, executive officers, or affiliates of the foregoing persons or any owner of record or beneficially of more than five percent (5%) of any class of our voting securities, is a party adverse to us or has a material interest adverse to us.

WHERE YOU CAN FIND MORE INFORMATION

You may read and copy any reports, statements or other information that we file with the SEC at their public reference room at the following location: 100 F Street, N.E., Room 1580, Washington, DC 20549. You may also obtain copies of those documents at prescribed rates by writing to the Public Reference Section of the SEC at that address. Please call the SEC at (800) SEC-0330 for further information on the public reference room. These SEC filings are also available to the public from commercial document retrieval services and at www.sec.gov.

You may obtain any of the documents we file with the SEC, without charge, by requesting them in writing or by telephone from us at the following address:

Danimer Scientific, Inc.

Attn: Corporate Secretary

140 Industrial Boulevard

Bainbridge, Georgia 39817

If you would like to request documents from us, please do so as soon as possible to receive them before the Meeting. If you request any documents from us, we will mail them to you by first class mail, or another equally prompt method. Please note that all of our documents that we file with the SEC are also promptly available through the Investor Relations section of our website, https://ir.danimerscientific.com.

The reports, statements or other information that we file with the SEC and the information included on our website do not contain information that is material for the exercise of prudent judgment in regard to the proposal to be acted upon and thus are not incorporated by reference into this Proxy Statement.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROXY STATEMENT TO VOTE ON THE PROPOSAL. DANIMER HAS NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT.

THIS PROXY STATEMENT IS DATED SEPTEMBER 23, 2024. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN SUCH DATE, AND THE SENDING OR MAKING AVAILABLE OF THIS PROXY STATEMENT TO STOCKHOLDERS SHALL NOT CREATE ANY IMPLICATION TO THE CONTRARY.

OTHER MATTERS

As of the date of this Proxy Statement, the Board does not intend to present any other matter for action at the Meeting other than as set forth in the Notice of Special Meeting and this Proxy Statement. If any other matter properly comes before the Meeting, it is intended that the shares represented by the proxies will be voted, in the absence of contrary instructions, in the discretion of the persons named in the Proxy Card.

REQUIREMENTS FOR SUBMISSION OF STOCKHOLDER PROPOSALS, NOMINATION OF

DIRECTORS AND OTHER BUSINESS OF STOCKHOLDERS

Under the rules of the SEC, if a stockholder wants us to include a proposal in our proxy statement and proxy card for presentation at our 2025 annual meeting, the proposal must be received by us at our principal executive offices by January 20, 2025 (or, if the 2025 annual meeting is called for a date not within thirty calendar days before or after July 9, 2025, within a reasonable time before we begin to print and mail our proxy materials for the meeting). The proposal should be sent to the attention of: Corporate Secretary, Danimer Scientific, Inc., 140 Industrial Boulevard, Bainbridge, GA 39817 and must include the information and representations that are set out in Exchange Act Rule 14a-8.

Under our bylaws, and as permitted by the rules of the SEC, certain procedures are provided that a stockholder must follow to nominate persons for election as directors or to introduce an item of business at a meeting of our stockholders outside of the requirements set forth in Exchange Act Rule 14a-8. These procedures provide that nominations for director nominees and/or an item of business to be introduced at a meeting of our stockholders must be submitted in writing to the Corporate Secretary of the Company at our principal executive offices. Any written submission by a stockholder including a director nomination and/or item of business to be presented at a meeting of our stockholders must comply with the procedures and such other requirements as may be imposed by our bylaws, Delaware law, the rules and regulations of the SEC and must include the information necessary for the Board to determine whether the candidate qualifies as independent.

We must receive notice of the intention to introduce a director nomination or to present an item of business at our 2025 annual meeting of stockholders (a) not less than ninety days nor more than one hundred twenty days prior to July 9, 2025, if our 2025 annual meeting of stockholders is held within thirty days before or after July 9, 2025; or (b) not later than the close of business on the tenth (10th) day following the day on which the notice of meeting was mailed or public disclosure of the date of the meeting was made, whichever occurs first, in the event our 2024 annual meeting of stockholders is not held within thirty days before or after July 9, 2025. In the event we call a special meeting of our stockholders, we must receive your intention to introduce a director nomination or to present an item of business at the special meeting of stockholders not later than the close of business on the tenth (10th) day following the day on which the notice of such special meeting of stockholders was mailed or public disclosure of the date of the meeting was made, whichever occurs first.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Statements in this Proxy Statement that are not historical are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements regarding the Company’s intent to solicit approval of a reverse stock split, the timing of any reverse stock split, the potential benefits of a reverse stock split, including but not limited to possible increased investor interest, continued listing on the NYSE and the potential for a higher stock price, the intended income tax treatment of a reverse stock split, the timing and effects of the proposed amendments to our current certificate of incorporation, and any assumptions underlying any of the foregoing. These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “would” and “outlook,” or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections, management’s beliefs, and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict.

Actual results may prove to be materially different from the results expressed or implied by the forward-looking statements due to a number of important factors, including, but not limited to, the following: the risk that any reverse stock split may not result in an increase in our Common Stock price or that we may be unable to maintain our listing on NYSE, and the other risks set forth above under “Risks Associated with the Reverse Stock Split.” For a further discussion of these and other risk factors that could impact our future results and performance, see the section entitled “Risk Factors” in our most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K that we have filed with the SEC, and our subsequent filings with the SEC. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and, except as otherwise required by law, we do not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

APPENDIX A

SIXTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF DANIMER SCIENTIFIC INC.

[ ] , 2024

Danimer Scientific, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY AS FOLLOWS:

1. The current name of the Corporation is “Danimer Scientific, Inc.” The original certificate of incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on May 24, 2019 (the “Original Certificate”).

2. The Amended and Restated Certificate of Incorporation (the “First Amended and Restated Certificate”), which restated and amended in its entirety the Original Certificate, was duly adopted by the Board of Directors of the Corporation (the “Board”) and the stockholders of the Corporation in accordance with Sections 228, 242 and 245 of the General Corporation Law (the “DGCL”) of the State of Delaware and was filed with the Secretary of State of the State of Delaware on June 5, 2019.

3. The Second Amended and Restated Certificate of Incorporation (the “Second Amended and Restated Certificate”), which restated and amended in its entirety the First Amended and Restated Certificate, was duly adopted by the Board and the stockholders of the Corporation in accordance with Sections 228, 242 and 245 of the DGCL and was filed with the Secretary of State of the State of Delaware on January 15, 2020.

4. The Third Amended and Restated Certificate of Incorporation (the “Third Amended and Restated Certificate”), which restated and amended in its entirety the Second Amended and Restated Certificate, was duly adopted by the Board and the stockholders of the Corporation in accordance with Sections 228, 242 and 245 of the DGCL and was filed with the Secretary of State of the State of Delaware on May 5, 2020.

5. The Fourth Amended and Restated Certificate of Incorporation (this “Fourth Amended and Restated Certificate”), which restated and amended in its entirety the Third Amended and Restated Certificate, was duly adopted by the Board and the stockholders of the Corporation in accordance with Sections 228-242 and 245 of the DGCL and was filed with the Secretary of State of the State of Delaware on December 29, 2020.

6. The Fifth Amended and Restated Certificate of Incorporation (this “Fifth Amended and Restated Certificate”), which restated and amended in its entirety the Fourth Amended and Restated Certificate, was duly adopted by the Board and the stockholders of the Corporation in accordance with Sections 228-242 and 245 of the DGCL and was filed with the Secretary of State of the State of Delaware on July 9, 2024.

7. This Sixth Amended and Restated Certificate of Incorporation (this “Sixth Amended and Restated Certificate”), which restates and amends in its entirety the Fifth Amended and Restated Certificate, was duly adopted by the Board and the stockholders of the Corporation in accordance with Sections 228-242 and 245 of the DGCL.

8. This Sixth Amended and Restated Certificate shall become effective on the date of filing with Secretary of State of Delaware.

9. The text of the Fifth Amended and Restated Certificate is hereby restated and amended in its entirety to read as follows:

ARTICLE I

NAME

The name of the corporation is Danimer Scientific, Inc. (the “Corporation”).

ARTICLE II

PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, as amended from time to time (the “DGCL”) .

ARTICLE III

REGISTERED AGENT

The address of the Corporation’s registered office in the State of Delaware is 251 Little Falls Drive, in the City of Wilmington, County of New Castle, State of Delaware, 19808, and the name of the Corporation’s registered agent at such address is Corporation Service Company.

ARTICLE IV

CAPITALIZATION

Section 4.1

(a) Authorized Capital Stock. The total number of shares of all classes of capital stock, each with a par value of $0.0001 per share, which the Corporation is authorized to issue is 610,000,000 shares, consisting of (a) 600,000,000 shares of Class A common stock (the “Common Stock”), and (b) 10,000,000 shares of preferred stock (the “Preferred Stock”).

(b) Reverse Stock Split. Effective immediately upon the effectiveness of the filing of the Sixth Amended and Restated Certificate (the “Effective Time”), each [ ] shares of Common Stock that were issued and outstanding or held in treasury as of immediately prior to the Effective Time shall automatically be combined into one (1) validly issued, fully paid and non-assessable share of Common Stock, without any further action by the Corporation or any holder thereof, subject to the treatment of fractional share interests as described below (the “Reverse Stock Split”). The Reverse Stock Split shall also apply to any outstanding securities or rights convertible into, or exchangeable or exercisable for Common Stock, in each case in accordance with the terms thereof. No fractional shares of Common Stock shall be issued in connection with the Reverse Stock Split. Stockholders who otherwise would be entitled to receive fractional shares of Common Stock shall be entitled to receive cash in lieu of such fractional share interests, without interest. Each certificate outstanding immediately prior to the Effective Time that represented shares of Common Stock (the “Old Certificates”), shall, until surrendered to the Corporation in exchange for a certificate representing such new number of shares of Common Stock (as adjusted to give effect to the Reverse Stock Split), automatically represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, subject to the elimination of fractional share interests as described above.

Section 4.2 Preferred Stock. The board of directors of the Corporation (the “Board”) is hereby expressly authorized to provide, out of the unissued shares of the Preferred Stock, one or more series of Preferred Stock, and to establish from time to time the number of shares to be included in each such series and to fix the voting rights, if any, designations, powers, preferences and relative, participating, optional, special and other rights, if any, of each such series and any qualifications, limitations and restrictions thereof, as shall be stated in the resolution or resolutions adopted by the Board providing for the issuance of such series and included in a certificate of designation (a “Preferred Stock Designation”) filed pursuant to the DGCL, and the Board is hereby expressly vested with the authority to the full extent provided by law, now or hereafter, to adopt any such resolution or resolutions.

Section 4.3 Common Stock.

(a) Voting. Except as otherwise required by law or this Sixth Amended and Restated Certificate (including any Preferred Stock Designation), the holders of the Common Stock shall exclusively possess all voting power with respect to the Corporation. Except as otherwise required by law or this Sixth Amended and Restated Certificate (including any Preferred Stock Designation), the holders of shares of Common Stock shall be entitled to one vote for each such share on each matter properly submitted to the stockholders on which the holders of the Common Stock are entitled to vote. Except as otherwise required by law or this Sixth Amended and Restated Certificate (including any Preferred Stock Designation), at any annual or special meeting of the stockholders of the Corporation, holders of the Common Stock shall have the exclusive right to vote for the election of directors and on all other matters properly submitted to a vote of the stockholders.

(b) Dividends. Subject to applicable law, the rights, if any, of the holders of any outstanding series of the Preferred Stock, the holders of shares of Common Stock shall be entitled to receive such dividends and other distributions (payable in cash, property or capital stock of the Corporation) when, as and if declared thereon by the Board from time to time out of any assets or funds of the Corporation legally available therefor and shall share equally on a per share basis in such dividends and distributions.

(c) Liquidation, Dissolution or Winding Up of the Corporation. Subject to applicable law, the rights, if any, of the holders of any outstanding series of the Preferred Stock, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of shares of Common Stock shall be entitled to receive all the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of Common Stock held by them.

ARTICLE V

DIRECTORS

Section 5.1 Board Powers. The business and affairs of the Corporation shall be managed by, or under the direction of, the Board. The total number of directors shall be determined from time to time exclusively by resolution adopted by the Board of Directors. Subject to any rights granted to holders of one or more series of Preferred Stock, any newly-created directorship on the Board of Directors that results from an increase in the number of directors and any vacancy occurring in the Board of Directors (whether by death, resignation, retirement, disqualification, removal or other cause) may be filled by the affirmative vote of a majority of the directors then in office, even if less than a quorum, or by a sole remaining director or by the stockholders. In addition to the powers and authority expressly conferred upon the Board by statute, this Sixth Amended and Restated Certificate or the Bylaws (the “Bylaws”) of the Corporation, the Board is hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the DGCL, this Sixth Amended and Restated Certificate and any Bylaws adopted by the stockholders; provided, however, that No Bylaws hereafter adopted by the stockholders shall invalidate any prior act of the Board that would have been valid if such Bylaws had not been adopted.

Section 5.2 Election. Unless and except to the extent that the Bylaws shall so require, the election of directors need not be by written ballot.

ARTICLE VI

BYLAWS

In furtherance and not in limitation of the powers conferred upon it by law, the Board shall have the power to adopt, amend, alter, change, add or repeal the Bylaws, without any action on the part of the stockholders, by the vote of at least a majority of the directors of the Corporation then in office. The Bylaws also may be adopted, amended, altered or repealed by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of the shares of the capital stock of the Corporation entitled to vote in the election of directors, voting as one class.

ARTICLE VII

LIMITED LIABILITY; INDEMNIFICATION

Section 7.1 Limitation of Director Liability. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. Any repeal or modification of this Section 7.1 by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation with respect to events occurring prior to the time of such repeal or modification.

Section 7.2 Indemnification. The Corporation, to the full extent permitted by Section 145 of the DGCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized hereby.

ARTICLE VIII

INSOLVENCY; SALE, LEASE OR EXCHANGE OF ASSETS

Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

ARTICLE IX

CONSENT OF STOCKHOLDERS IN LIEU OF MEETING, ANNUAL AND SPECIAL MEETINGS OF STOCKHOLDERS

Section 9.1 Consent of Stockholders. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders.

Section 9.2 Special Meetings. Special meetings of the stockholders of the Corporation may be called only by the Chairman or the Chief Executive Officer of the corporation or by a resolution adopted by the affirmative vote of a majority of the Board of Directors, and any power of stockholders to call a special meeting of stockholders is specifically denied.

Section 9.3 Advance Notice. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the corporation shall be given in the manner and to the extent provided in the by-laws of the corporation.

ARTICLE X

MISCELLANEOUS

Section 10.1 Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for: (i) any derivative action or proceeding brought on behalf of the Corporation; (ii) any action asserting a claim of breach of a fiduciary duty owed by any director or officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders; (iii) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation arising pursuant to any provision of the DGCL or the Corporation’s Sixth Amended and Restated Certificate of Incorporation or Bylaws (as either may be amended, restated, modified, supplemented or waived from time to time); (iv) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation governed by the internal affairs doctrine; or (v) any action asserting an “internal corporate claim” as that term is defined in Section 115 of the DGCL, shall be a state court located within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware). For the avoidance of doubt, this Section 10.1 shall not apply to any action or proceeding asserting a claim under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended.

Section 10.2 Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act.

Section 10.3 If any action the subject matter of which is within the scope of Section 10.1 above is filed in a court other than a court located within the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (i) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce Section 10.1 above (an “FSC Enforcement Action”) and (ii) having service of process made upon such stockholder in any such FSC Enforcement Action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.

Section 10.4 If any provision or provisions in this Sixth Amended and Restated Certificate shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provision or provisions in any other circumstance and of the remaining provisions in this Sixth Amended and Restated Certificate and the application of such provision or provisions to other persons or entities and circumstances shall not in any way be affected or impaired thereby.

Section 10.5 Any person purchasing or otherwise acquiring any security of the Corporation shall be deemed to have notice of and consented to this Article X.

ARTICLE XI

AMENDMENT OF SIXTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

The Corporation reserves the right to amend, alter, change, add or repeal any provision contained in this Sixth Amended and Restated Certificate (including any Preferred Stock Designation), in the manner now or hereafter prescribed by this Sixth Amended and Restated Certificate and the DGCL; and except as set forth in ARTICLE VIII, all rights, preferences and privileges herein conferred upon stockholders, directors or any other persons by and pursuant to this Certificate in its present form or as hereafter amended are granted subject to the right reserved in this Article.

IN WITNESS WHEREOF, Danimer Scientific, Inc. has caused this Sixth Amended and Restated Certificate to be duly executed and acknowledged in its name and on its behalf by an authorized officer as of the date first set forth above.

DANIMER SCIENTIFIC, INC.

By:	______________________
Name:
Title:

2024

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet – QUICK ★★★ EASY
IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail

DANIMER SCIENTIFIC, INC.

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on October 22, 2024.

INTERNET – www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

Vote at the Meeting –
If you plan to attend the virtual online special meeting, you will need your 12 digit control number to vote electronically at the special meeting. To attend:
https://www.cstproxy.com/danimerscientific/sm2024

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY

Please mark your votes like this **X**

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 1.

CONTROL NUMBER

Signature____________________Signature, if held jointly____________________Date__________, 2024

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

2024

Important Notice Regarding the Internet Availability of Proxy Materials for the Special Meeting of Stockholders

To view the Proxy Statement and to Attend the Special Meeting, please go to: https://www.cstproxy.com/danimerscientific/sm2024

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

DANIMER SCIENTIFIC, INC.

SPECIAL MEETING OF STOCKHOLDERS
OCTOBER 23, 2024

The undersigned appoints Stephen E. Croskrey and Michael A. Hajost, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of Class A Common Stock of Danimer Scientific, Inc. held of record by the undersigned at the close of business on September 20, 2024, at the Special Meeting of Stockholders of Danimer Scientific, Inc. to be held on October 23, 2024, at 11:00 a.m., Eastern Time, or at any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF PROPOSAL 1 AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

(Continued and to be marked, dated and signed, on the other side)